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                                                                    Exhibit 16.1



[GRAPHIC OMITTED]


          BDO SEIDMAN, LLP                1700 Market Street, 29th Floor
          Accountants and Consultants     Philadelphia, Pennsylvania 19103-2311
                                          Telephone: (215) 636-5500
                                          Fax: (215) 636-5501



October 13, 2004

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549


We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on October 11, 2004, to be filed by our former client, Commonwealth Income & Growth Fund IV. We agree with the statements made in response to that Item insofar as they relate to our Firm.


Very truly yours,

/s/ BDO Seidman, LLP